EXHIBIT 21

                       Subsidiaries of WesBanco, Inc.


         Subsidiaries                              State of Incorporation
--------------------------------                   ----------------------
     WesBanco, Inc.                                     West Virginia
        WesBanco Bank, Inc.                             West Virginia
           WesBanco Insurance Services, Inc.            West Virginia
        WesBanco Properties, Inc.                       West Virginia
        WesBanco Securities, Inc.                       Ohio
        Hometown Finance Company                        West Virginia
        CBI Holding Company                             West Virginia
        Vandalia National Corporation (inactive)        Delaware
        Hometown Insurance Company (inactive)           West Virginia
        FBI Corporation                                 West Virginia
        AB Corporation                                  West Virginia


NOTE:  All direct subsidiaries of the Registrant are 100% owned.



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